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                                   EXHIBIT 21




                    CAPITAL PROPERTIES, INC. AND SUBSIDIARIES

                           SUBSIDIARIES OF THE ISSUER

                              (AS OF MARCH 1, 2001)



             Subsidiary                             State of Incorporation
             ----------                             ----------------------

             Tri-State Displays, Inc.               Rhode Island

             Capital Terminal Company               Rhode Island

             CTC, LLC                               Rhode Island






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